UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2021

Griffin-American Healthcare REIT III, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 270-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Merger

On June 23, 2021, Griffin-American Healthcare REIT III, Inc., a Maryland corporation (“GAHR III”), its subsidiary Griffin-American Healthcare REIT III Holdings, LP, a Delaware limited partnership (“GAHR III Operating Partnership”), and Griffin-American Healthcare REIT IV, Inc., a Maryland corporation (“GAHR IV”), its subsidiary Griffin-American Healthcare REIT IV Holdings, LP, a Delaware limited partnership (“GAHR IV Operating Partnership”), and Continental Merger Sub, LLC, a Maryland limited liability company and a newly formed wholly owned subsidiary of GAHR IV (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Subject to the terms and conditions of the Merger Agreement, (i) GAHR III will be merged with and into Merger Sub, with Merger Sub being the surviving company (the “REIT Merger”), and (ii) GAHR IV Operating Partnership will be merged with and into GAHR III Operating Partnership, with GAHR III Operating Partnership being the surviving partnership and being renamed “American Healthcare REIT Holdings, LP” (the “Partnership Merger” and, together with the REIT Merger, the “Merger”).

At the effective time of the REIT Merger, each issued and outstanding share of GAHR III’s common stock, $0.01 par value per share, will be converted into the right to receive 0.9266 of a share of GAHR IV’s Class I common stock, $0.01 par value per share (“GAHR IV Class I Common Stock”). We refer to this as the “Merger Exchange Ratio” for purposes of this Current Report on Form 8-K.

At the effective time of the Partnership Merger, (i) each unit of limited partnership interest in GAHR III Operating Partnership (“GAHR III OP Units”) outstanding as of immediately prior to the effective time of the Partnership Merger will be converted automatically into the right to receive 0.9266 of a “Partnership Class I Unit” (as defined in the agreement of limited partnership of the surviving partnership (the “GAHR III OP Partnership Agreement”)), and (ii) each unit of limited partnership interest in GAHR IV Operating Partnership outstanding as of immediately prior to the effective time of the Partnership Merger will be converted automatically into the right to receive one unit of limited partnership interest of the surviving partnership of like class.

Following the Merger, GAHR IV (as combined with GAHR III, the “Combined Company”) will be named “American Healthcare REIT, Inc.” The REIT Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains customary covenants of the parties, including “no shop” covenants prohibiting GAHR III, its subsidiaries and representatives, and prohibiting GAHR IV, its subsidiaries and representatives, from soliciting, providing information or entering into discussions concerning proposals during the pre-closing period relating to alternative business combination transactions, subject to certain limited exceptions. The Merger Agreement also provides that prior to the approval by GAHR III stockholders of the REIT Merger, the special committee of the board of directors of GAHR III, on behalf of the board of directors of GAHR III, may in certain circumstances make a GAHR III Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with certain conditions set forth in the Merger Agreement, and that prior to the approval by GAHR IV stockholders of the REIT Merger, the special committee of the board of directors of GAHR IV, on behalf of the board of directors of GAHR IV, may in certain circumstances make a GAHR IV Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with certain conditions set forth in the Merger Agreement.

Immediately following the effective time of the REIT Merger, the board of directors of the Combined Company is expected to have nine members, consisting of (i) Harold H. Greene, J. Grayson Sanders and Gerald W. Robinson, all of whom are currently independent directors on GAHR III’s board of directors, (ii) Jeffrey T. Hanson, Brian J. Flornes, Dianne Hurley and Wilbur H. Smith III, all of whom are currently members of GAHR IV’s board of directors, (iii) Danny Prosky, the President and Chief Operating Officer of both GAHR III and GAHR IV and a current member of GAHR III’s board of directors, and (iv) Mathieu B. Streiff, the Executive Vice President, General Counsel of both GAHR III and GAHR IV. Each of these directors would serve until the next annual meeting of the stockholders of the Combined Company (and until their successors are duly elected and qualify).

The Merger Agreement may be terminated under certain circumstances, including by either GAHR III or GAHR IV (in each case, with the prior approval of the special committee of their respective board of directors) (i) if the REIT Merger has not been consummated on or before 11:59 p.m. New York time on March 23, 2022; (ii) if a final, non-appealable order is entered permanently restraining or otherwise prohibiting the Merger; (iii) if the approval of the Merger by the stockholders of GAHR III or GAHR IV is not obtained; (iv) if the approval of an amendment to the charter of GAHR III to eliminate limitations on “roll-up transactions” (the “GAHR III Merger-Related Charter Amendment”) is not obtained from the stockholders of GAHR III; (v) if the approval of an amendment to the charter of GAHR IV to eliminate suitability requirements in order to become a stockholder and to eliminate limitations on the payment of an internalization fee (the “GAHR IV Merger-Related Charter Amendment”) is not obtained from the stockholders of GAHR IV; or (vi) upon a material uncured breach of the respective obligations, covenants or agreements by the other party that would cause the closing conditions in the Merger Agreement not to be satisfied.

In addition, GAHR III may terminate the Merger Agreement (i) if GAHR III has accepted a Superior Proposal (as defined in the Merger Agreement) at any time prior to receipt by GAHR III of approval from its stockholders of the Merger and the GAHR III Merger-Related Charter Amendment; (ii) upon a GAHR IV Adverse Recommendation Change; or (iii) upon GAHR IV’s material violation of its “no shop” provisions in the Merger Agreement. GAHR IV may terminate the Merger Agreement (i) if GAHR IV has accepted a Superior Proposal at any time prior to receipt by GAHR IV of approval from its stockholders of the Merger and of the GAHR IV Merger-Related Charter Amendment; (ii) upon a GAHR III Adverse Recommendation Change; or (iii) upon GAHR III’s material violation of its “no shop” provisions in the Merger Agreement.

If the Merger Agreement is terminated in connection with GAHR III’s acceptance of a Superior Proposal or due to GAHR III making a GAHR III Adverse Recommendation Change, then GAHR III must pay to GAHR IV a termination fee of $50,654,000 and reimburse up to $4,000,000 of documented expenses incurred by GAHR IV in connection with the proposed Merger. If the Merger Agreement is terminated in connection with GAHR IV’s acceptance of a Superior Proposal or due to GAHR IV making a GAHR IV Adverse Recommendation Change, then GAHR IV must pay to GAHR III a termination fee of $23,028,000 and reimburse up to $4,000,000 of documented expenses incurred by GAHR III in connection with the proposed Merger. Furthermore, under the Contribution Agreement (which is described below), if GAHR III’s stockholders do not approve the Merger, then GAHR III’s external advisor will (prior to the consummation of the transactions contemplated by the Contribution Agreement) reimburse GAHR III for its costs associated with the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain representations and warranties made by the parties thereto. These representations and warranties of the parties contained in the Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by the parties upon entering into the Merger Agreement. Moreover, these representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to GAHR III’s and GAHR IV’s stockholders.

The parties have agreed to limits on the conduct of their businesses between the signing of the Merger Agreement and the closing of the Merger. Generally, transactions that are not in the ordinary course of business require the consent of the other party. Unless needed for REIT tax-qualification purposes, distributions by GAHR III in excess of an annualized rate of $0.20 per share will require GAHR IV’s consent and distributions by GAHR IV in excess of an annualized rate of $0.40 per share will require GAHR III’s consent.

The obligation of each party to consummate the Merger is subject to a number of conditions, including receipt by each party of the stockholder approvals described above, delivery of certain documents and consents, the accuracy of the representations and warranties of the parties (subject to the standards contained in the Merger Agreement), the effectiveness of a registration statement on Form S-4 to be filed by GAHR IV to register the shares of the GAHR IV Class I Common Stock to be issued to GAHR III stockholders as consideration in the REIT Merger and the absence of certain material adverse effects with respect to either GAHR III or GAHR IV.

Each of GAHR III and GAHR IV will convene a meeting of their stockholders to approve, among other things, the Merger pursuant to the Merger Agreement and the respective merger-related charter amendments described above. GAHR III and GAHR IV expect that these meetings will take place in the third or fourth quarter of 2021 following effectiveness with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 filed by GAHR IV containing a Joint Proxy Statement/Prospectus jointly prepared by GAHR III and GAHR IV. If approved by GAHR III’s and GAHR IV’s stockholders and if all other conditions to the Merger are satisfied, then GAHR III and GAHR IV anticipate that the Merger would occur shortly thereafter and immediately following the consummation of the “AHI Acquisition” outlined below. However, the Merger is not subject to the consummation of the AHI Acquisition, such that the Merger may occur even if the AHI Acquisition does not.

AHI Acquisition

Also on June 23, 2021, GAHR III, GAHR III Operating Partnership, Griffin Capital Company, LLC (“Griffin”), American Healthcare Investors, LLC (“AHI” and together with Griffin, the “Sponsors” and each a “Sponsor”), Platform Healthcare Investor T-II, LLC, Flaherty Trust, Mr. Hanson, Mr. Prosky and Mr. Streiff (Messrs. Hanson, Prosky and Streiff, collectively, the “AHI Principals”) entered into a Contribution Agreement (the “Contribution Agreement”). Following the consummation of the transactions contemplated thereby, GAHR III Operating Partnership intends to employ all of AHI’s workforce, which is currently responsible for the management and day-to-day real-estate and accounting operations of GAHR III and GAHR IV, and GAHR III will thereupon become self-managed. We refer to this transaction as the “AHI Acquisition” for purposes of this Current Report on Form 8-K.

Pursuant to the Contribution Agreement, AHI has agreed to contribute substantially all of its business and operations to GAHR III Operating Partnership, including its current interest in GAHR III’s and GAHR IV’s external advisor entities, and Griffin has agreed to contribute its current ownership interest in GAHR III’s and GAHR IV’s external advisor entities, to GAHR III Operating Partnership. In exchange for these contributions, GAHR III Operating Partnership will issue GAHR III OP Units to Griffin-American Strategic Holdings, LLC (“HoldCo”), which is a Delaware limited liability company and will be a wholly owned subsidiary of the Sponsors. Subject to working capital and other customary adjustments, the total approximate value of these GAHR III OP Units at the time of consummation of the transactions contemplated by the Contribution Agreement will be approximately $134,689,000, with a reference value for purposes thereof of $8.71 per unit, such that we anticipate issuing approximately 15,463,683 GAHR III OP Units as consideration. We refer to this as the “Closing Date Consideration” for purposes of this Current Report on Form 8-K.

In addition to the Closing Date Consideration, GAHR III may in the future pay cash “earnout” consideration to AHI based on the fees that GAHR III may earn from its potential sponsorship of, and investment advisory services rendered to, American Healthcare RE Fund, L.P., a healthcare-related, real-estate-focused, private investment fund currently under consideration by AHI. We refer to this as the “Earnout Consideration” for purposes of this Current Report on Form 8-K. The Earnout Consideration is uncapped in amount and, if ever payable by GAHR III to AHI, will be due on the seventh anniversary of the closing of the AHI Acquisition (subject to acceleration in certain events, including if GAHR III achieves certain fee-generation milestones from its sponsorship of the private investment fund). AHI’s ability to receive the Earnout Consideration is also subject to vesting conditions relating to the private investment fund’s deployed equity capital and the continuous employment of at least two of the AHI Principals throughout the vesting period.

The Contribution Agreement may be terminated under certain circumstances, including by either GAHR III (acting through the special committee of its board of directors) or the Sponsors if (i) a law is enacted or an order is issued that prohibits the consummation of the AHI Acquisition; (ii) the AHI Acquisition has not been consummated on or before March 23, 2022; (iii) the board of directors of GAHR III changes its recommendation in favor of charter amendments to remove an existing prohibition on GAHR III’s payment of internalization fees and to remove a requirement that GAHR III obtain an appraisal in connection with any acquisition of assets by it of assets from affiliates (the “AHI Acquisition-Related Charter Amendment”); or (iv) there is an uncured breach of the representations, warranties, covenants or obligations by the other that would cause the closing conditions in the Contribution Agreement not to be satisfied. In addition, the Sponsors may terminate the Contribution Agreement if GAHR III, without the consent of the Sponsors, agrees to reduce the Merger Exchange Ratio without fully compensating the Sponsors for that reduction. There is no termination fee payable by either party in connection with a termination of the Contribution Agreement.

The Contribution Agreement contains certain representations and warranties made by the parties thereto. These representations and warranties are subject to certain qualifications and limitations, including disclosures set forth in confidential disclosure letters delivered by the parties to each other upon entering into the Contribution Agreement. Moreover, certain representations and warranties are subject to a contractual standard of materiality that may be different from what GAHR III’s stockholders may view as material. The parties must indemnify each other if they breach any of these representations and warranties or other obligations in the Contribution Agreement, subject to customary limitations thereon (including survival periods and “baskets” and “caps” on indemnification obligations relating to breaches of representations and warranties).

The parties have agreed to limits on the conduct of their businesses between the signing of the Contribution Agreement and the closing of the AHI Acquisition. Generally, transactions that are not in the ordinary course of business require the consent of the other party.

The obligation of the parties to consummate the AHI Acquisition is subject to a number of conditions, including (i) the expiration (or termination) of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (ii) receipt by GAHR III of approval from its stockholders of the AHI Acquisition-Related Charter Amendment; (iii) the AHI Principals and a minimum number of other key AHI personnel agreeing to continue their employment with GAHR III immediately following the closing of the AHI Acquisition; (iv) that GAHR III not (without the consent of the Sponsors) agree to reduce the Merger Exchange Ratio without fully compensating the Sponsors for that reduction; (v) that all of the closing conditions in the Merger Agreement have been satisfied or waived, and that the Merger Agreement has not terminated; (vi) delivery of certain documents and consents; (vii) the accuracy of the parties’ representations and warranties (subject to the materiality standards contained in the Contribution Agreement); and (viii) the absence of certain material adverse changes with respect to GAHR III and the business that GAHR III is purchasing from the Sponsors. Except for the foregoing closing condition (and associated termination right) relating to reductions in the Merger Exchange Ratio, the Sponsors do not have any consent right over amendments or modifications to the Merger Agreement.

The GAHR III OP Units to be issued in the AHI Acquisition will be subject to limitations on redemption and transfer until the earliest to occur of (i) the second anniversary of the consummation of the AHI Acquisition; (ii) a change in control of GAHR III (other than the Merger) or, following the Merger, a change in control of GAHR IV; or (iii) the listing of GAHR III’s shares of common stock on a national securities exchange or, following the Merger, the listing of GAHR IV’s shares of common stock on a national securities exchange (a “Listing Event”). We refer to this period as the “Lock-Up Period” for purposes of this Current Report on Form 8-K. Generally, 25.0% of the GAHR III OP Units to be issued in the AHI Acquisition can be redeemed for cash if a Listing Event has not occurred within three years of the consummation of the AHI Acquisition and another 25.0% of the GAHR III OP Units to be issued in the AHI Acquisition can be redeemed for cash if a Listing Event has not occurred within five years of the consummation of the AHI Acquisition, but in each case only if a cash redemption at that time will not have a material adverse effect on GAHR III or GAHR III Operating Partnership. AHI Principals and Griffin will waive the aforementioned rights related to their GAHR III OP Units, provided two of the three AHI Principals have not ceased to be employed by GAHR III (or GAHR IV following the Merger) due to a termination without cause or have not resigned with good reason.

In general, until the earliest to occur of (i) the AHI Principals ceasing to hold at least 50% of the GAHR III OP Units issued as consideration in the AHI Acquisition; (ii) any two or more AHI Principals ceasing to be employed by GAHR III or its subsidiaries (or their respective successors in interest) as executive officers; or (iii) the listing of the common stock of GAHR III (or GAHR IV following the Merger) on a national securities exchange, the board of directors of GAHR III (or GAHR IV following the Merger) will nominate at least three individuals selected by the AHI Principals and approved by the applicable board of directors, to the board of directors of GAHR III (or GAHR IV following the Merger).

Furthermore, prior to the consummation of the AHI Acquisition, a subsidiary of HoldCo, which after the consummation of the AHI Acquisition will be controlled by a wholly owned subsidiary of GAHR III, will deliver offer letters to certain employees of AHI for such employees to continue to provide services to GAHR III (or GAHR IV following the Merger), effective upon the consummation of the AHI Acquisition. In addition, GAHR III approved an equity incentive pool, whereby within 30 days of the consummation of the AHI Acquisition, GAHR III will issue 344,432 restricted shares of its common stock, or if the Merger occurs prior to that date, GAHR IV will issue 319,149 restricted shares of its Class I common stock. Each issuance will be determined in the sole discretion of the applicable board of directors (or duly authorized committee thereof).

In addition, at the consummation of the AHI Acquisition, GAHR III and GAHR III Operating Partnership intend to enter into a registration rights agreement with HoldCo (the “Registration Rights Agreement”), pursuant to which, subject to certain limitations therein, as promptly as practicable following the later of the expiration of the Lock-Up Period and the date on which GAHR III is eligible to file a registration statement (but in any event no later than 180 days after such date), GAHR III would be required to file a shelf registration statement with the SEC under the Securities Act of 1933, as amended, covering the resale of the shares of GAHR III’s common stock (or GAHR IV Class I Common Stock following the Merger) issued or issuable in redemption of the GAHR III OP Units that GAHR III Operating Partnership will issue as consideration in the AHI Acquisition. The Registration Rights Agreement would also grant HoldCo (or any successor holder of such shares) demand rights to request additional registration statement filings as well as “piggyback” registration rights, in each case on or after the expiration of the Lock-Up Period.

As noted under the section captioned “Merger” above, GAHR III and GAHR IV each expect to convene a meeting of their stockholders to approve the Merger pursuant to the Merger Agreement and other items related to the Merger during the third or fourth quarter of 2021. At this GAHR III stockholders’ meeting, GAHR III will also propose that its stockholders approve the AHI Acquisition-Related Charter Amendment described above. If GAHR III’s stockholders approve the AHI Acquisition-Related Charter Amendment and if all other conditions to the AHI Acquisition are satisfied, then GAHR III anticipates that the AHI Acquisition would be consummated shortly thereafter and immediately prior to the consummation of the Merger. The parties to the Contribution Agreement may elect to proceed with the AHI Acquisition even if the Merger is not consummated.

The foregoing descriptions of the Merger Agreement and the Contribution Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which agreements are attached hereto as Exhibits 2.1 and 2.2, respectively, and which are incorporated herein by reference. Copies of these agreements have been attached as exhibits to provide stockholders with information regarding their terms, and are not intended to provide any factual information about the parties thereto, the Merger or the business that GAHR III is purchasing from the Sponsors. The representations, warranties and covenants contained in the Merger Agreement and the Contribution Agreement have been made solely for the benefit of the parties thereto and are not intended as statements of fact to be relied upon by GAHR III’s or GAHR IV’s stockholders, but rather as a way of allocating the risk between the parties to these agreements in the event the statements therein prove to be inaccurate. Statements made in the Merger Agreement and the Contribution Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of them, which disclosures are not reflected in the agreements included as exhibits hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of GAHR III, GAHR IV or of the business that GAHR III is purchasing from the Sponsors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the Contribution Agreement, which subsequent information may or may not be fully reflected in GAHR III’s public disclosures. GAHR III acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 7.01	Regulation FD Disclosure.

On June 24, 2021, GAHR III and GAHR IV issued a joint press release announcing the Merger pursuant to the Merger Agreement as well as the AHI Acquisition pursuant to the Contribution Agreement, both as described in detail in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

In addition, on June 24, 2021, GAHR III posted to its website (www.healthcarereit3.com) an investor presentation prepared by GAHR III and GAHR IV containing certain information related to the Merger. A copy of the investor presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

Waiver of Subordination of Asset Management Fees

The advisory agreement by and among GAHR III, the GAHR III Operating Partnership and Griffin-American Healthcare REIT III Advisor, LLC (the “GAHR III Advisor”) dated as of February 26, 2014 (the “GAHR III Advisory Agreement”) provides that the GAHR III Advisor or its affiliates shall receive, for services rendered in connection with the management of GAHR III’s assets, a monthly asset management fee payable by GAHR III; provided, however, that GAHR III’s obligation to pay the asset management fee is subject to the GAHR III stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of their invested capital (the “Asset Management Fee Hurdle”). On June 23, 2021, the parties to the GAHR III Advisory Agreement entered into a Mutual Consent Regarding Waiver of Subordination of Asset Management Fees (the “Mutual Consent”), pursuant to which, for the period from the date of the Mutual Consent until the earlier to occur of (i) the closing of the Merger, or (ii) the termination of the Merger Agreement, the parties waived the requirement for the GAHR III stockholders to have received the Asset Management Fee Hurdle before GAHR III is obligated to pay the asset management fee to the GAHR III Advisor.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the Merger, GAHR IV will file with the SEC a registration statement on Form S-4 containing a Joint Proxy Statement/Prospectus jointly prepared by GAHR III and GAHR IV, and other related documents. The Joint Proxy Statement/Prospectus will contain important information about the Merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY GAHR III AND GAHR IV WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GAHR III, GAHR IV AND THE PROPOSED MERGER. Investors and stockholders of GAHR III and GAHR IV may obtain free copies of the registration statement, the Joint Proxy Statement/Prospectus and other relevant documents filed by GAHR III and GAHR IV with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by GAHR III and GAHR IV with the SEC are also available free of charge on GAHR III’s and GAHR IV’s websites at www.healthcarereit3.com and www.healthcarereitiv.com, respectively.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

GAHR III and GAHR IV, their respective directors and officers, and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding GAHR III’s directors and executive officers can be found in GAHR III’s 2020 Annual Report on Form 10-K filed with the SEC on March 25, 2021. Information regarding GAHR IV’s directors and executive officers can be found in GAHR IV’s 2020 Annual Report on Form 10-K filed with the SEC on March 26, 2021. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the Merger if and when they become available. These documents are available free of charge on the SEC’s website and from GAHR III or GAHR IV, as applicable, using the sources indicated above.

Forward-Looking Statements

This report contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; GAHR III can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from GAHR III’s expectations include, but are not limited to, the risk that the Merger and the AHI Acquisition will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or Contribution Agreement; the inability of GAHR III or GAHR IV to obtain the approval of the Merger or charter amendments described above from its stockholders or the failure to satisfy the other conditions to completion of the Merger or the AHI Acquisition; risks related to disruption of management’s attention from the ongoing business operations due to the Merger and AHI Acquisition; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of GAHR III or GAHR IV; and other factors, including those set forth in the Risk Factors section of GAHR III’s most recent Annual Report on Form 10-K for the year ended December 31, 2020, as updated by GAHR III’s subsequent Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC, and other reports filed by GAHR III with the SEC, copies of which are available on the SEC’s website, www.sec.gov. GAHR III undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 23, 2021, by and among Griffin-American Healthcare REIT IV, Inc., Griffin-American Healthcare REIT IV Holdings, LP, Continental Merger Sub, LLC, Griffin-American Healthcare REIT III, Inc. and Griffin-American Healthcare REIT III Holdings, LP.*

2.2	Contribution Agreement, dated June 23, 2021, by and among Griffin-American Healthcare REIT III, Inc., Griffin-American Healthcare REIT III Holdings, LP, Griffin Capital Company, LLC, American Healthcare Investors, LLC, Platform Healthcare Investor T-II, LLC, Flaherty Trust, Jeffrey T. Hanson, Danny Prosky and Mathieu B. Streiff.*

99.1	Joint Press Release, dated June 24, 2021.

99.2	Investor Presentation, dated June 24, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. GAHR III agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

June 24, 2021	By:	/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer